UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 27, 2019
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-1000 (Registrant’s telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	PCG	NYSE
First preferred stock, cumulative, par value $25 per share, 5% series A redeemable	PCG-PE	NYSE American
First preferred stock, cumulative, par value $25 per share, 5% redeemable	PCG-PD	NYSE American
First preferred stock, cumulative, par value $25 per share, 4.80% redeemable	PCG-PG	NYSE American
First preferred stock, cumulative, par value $25 per share, 4.50% redeemable	PCG-PH	NYSE American
First preferred stock, cumulative, par value $25 per share, 4.36% series A redeemable	PCG-PI	NYSE American
First preferred stock, cumulative, par value $25 per share, 6% nonredeemable	PCG-PA	NYSE American
First preferred stock, cumulative, par value $25 per share, 5.50% nonredeemable	PCG-PB	NYSE American
First preferred stock, cumulative, par value $25 per share, 5% nonredeemable	PCG-PC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	PG&E Corporation	☐
Emerging growth company	Pacific Gas and Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	☐
Pacific Gas and Electric Company	☐

Item 8.01 Other Events.

On June 27, 2019, the California Public Utilities Commission (the “CPUC”) issued an Order Instituting Investigation (the “2017 Northern California Wildfires OII” or the “OII”) to determine whether Pacific Gas and Electric Company (the “Utility”), a subsidiary of PG&E Corporation, “violated any provision(s) of the California Public Utilities Code (PU Code), Commission General Orders (GO) or decisions, or other applicable rules or requirements pertaining to the maintenance and operation of its electric facilities that were involved in igniting fires in its service territory in 2017.”

The 2017 Northern California Wildfires OII discloses the findings of a June 13, 2019 report by the CPUC’s Safety and Enforcement Division (“SED”), which, among other things, alleges that the Utility committed 27 violations in connection with 12 investigations of the 2017 Northern California wildfires (specifically, the Adobe, Atlas, Cascade, Norrbom, Nuns, Oakmont/Pythian, Partrick, Pocket, Point, Potter/Redwood, Sulphur and Youngs fires). As described in the OII, the 27 alleged violations include failure to maintain vegetation clearances, failure to identify and abate hazardous trees, improper record keeping, incomplete patrol prior to re-energizing a circuit, failure to retain evidence and failure to report an incident. No violations were identified by SED in connection with the Cherokee, La Porte and Tubbs fires. The 37 fire was determined by SED to not be a reportable incident. The SED report also alleges that the Youngs fire (which the Utility has previously referred to as the Maacama fire) and the Point fire, whose determinations of cause have not been publicly made by the California Department of Forestry and Fire Protection (“Cal Fire”), were caused by vegetation coming into contact with overhead conductors owned by the Utility. The SED report does not address the Lobo and McCourtney fires because Cal Fire referred its investigations into these fires to local law enforcement and the information contained in its investigation reports related to these fires remains confidential.

The OII also indicates that “[i]n the course of its investigations, SED identified various matters of concern that […] warrant further investigation and possible charges for violations of law.”  These matters include the following: (i) the Utility’s vegetation management procedures and practices, (ii) the Utility’s procedures and practices regarding use of “recloser” devices in fire risk areas and during fire season, (iii) the Utility’s lack of procedures or policies for proactive de-energization of power lines during times of extreme fire danger, and (iv) the Utility’s record-keeping and other practices.

The 2017 Northern California Wildfires OII requires the Utility to (i) show cause by July 29, 2019 why it should not be sanctioned for the 27 violations alleged in the SED report and (ii) submit a report by August 5, 2019, responding to information requests relating to the Utility’s policies and practices and other wildfire-related matters. The Utility is also required to take certain corrective actions within 30 days of the issuance of the 2017 Northern California Wildfires OII, including filing an application to develop an open source, publicly available asset management system/database and mobile app, the costs of which will be at shareholder expense.

The OII also indicates that the assigned commissioner shall set a prehearing conference for 45 to 60 days after the initiation of the proceeding or as soon as practicable after the CPUC makes the assignment. The assigned commissioner will also issue a scoping memo setting forth the scope of the proceeding and establishing a procedural schedule.

               PG&E Corporation and the Utility are unable to predict the outcome of the CPUC’s investigation. PG&E Corporation’s and the Utility’s financial condition, results of operations, liquidity and cash flows could be materially affected if the Utility were required to pay a material amount of penalties or if the Utility were required to incur a material amount of costs that it cannot recover through rates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

Dated: July 2, 2019	By:	/s/ LINDA Y.H. CHENG
		Name:	LINDA Y.H. CHENG
		Title:	Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

Dated: July 2, 2019	By:	/s/ DAVID S. THOMASON
		Name:	DAVID S. THOMASON
		Title:	Vice President, Chief Financial Officer and Controller